SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 6, 2006 (December 1, 2006)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-7940 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On December 1, 2006, Goodrich Petroleum Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $125.0 million aggregate principal amount of its 3.25% Convertible Senior Notes due 2026 (the “Notes”) to Bear, Stearns &Co. Inc., Deutsche Bank Securities Inc. and BNP Paribas Securities Corp. (collectively, the “Initial Purchasers”), plus up to an additional $50.0 million of Notes pursuant to the Initial Purchasers’ option. On December 6, the Company issued $125.0 million of the Notes.
The Notes are governed by an indenture, dated as of December 6, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
Holders may convert their notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007, if the last reported sale price of our common stock is greater than or equal to 135% of the base conversion price of the notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to December 1, 2011, during the five business-day period after any 10 consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of notes for each trading day in the measurement period was less than 95% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; (3) if the notes have been called for redemption; or (4) upon the occurrence of specified corporate transactions set forth in the Indenture. Holders may also convert their notes at their option at any time beginning on November 1, 2026, and ending at the close of business on the second business day immediately preceding the maturity date. The base conversion rate 15.1653 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $65.94 per share) subject to adjustment. In addition, if at the time of conversion the applicable price of our common stock exceeds the base conversion price, holders will receive up to an additional 2.6762 shares of the Company’s Common Stock per $1,000 principal amount of Notes, as determined pursuant to a specified formula. Upon conversion, the Company may elect to deliver the conversion value to holders in shares of common stock or a combination of cash, up to the principal amount of the Notes to be converted, and stock for the remainder of the conversion value. The applicable conversion rate will be subject to customary adjustments in certain circumstances. In addition, following certain corporate transactions that also constitute a fundamental change (as defined in the indenture), the Company will increase the applicable conversion rate for a holder who elects to convert its Notes in connection with such corporate transactions in certain circumstances.
The Notes will initially bear interest at a fixed rate of 3.25% per year from December 6, 2006 to but not including December 1, 2026. The Notes will also bear contingent interest if the trading price of the Notes reaches a specified level after December 1, 2011. Interest on the Notes will be payable semiannually in arrears on June 1 and December 1 of each year beginning June 1, 2007. The Notes will mature on December 1, 2026, unless earlier converted, redeemed or repurchased.
The Company may not redeem the Notes before December 1, 2001. On or after December 1, 2011, the Company may redeem for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date. Subject to certain conditions, holders may require the Company to purchase all or a portion of their notes on each of December 1, 2011, December 1, 2016 and December 1, 2021. In addition, if the Company experiences specified types of corporate transactions, holders may require the Company to purchase all or a portion of their Notes. Any repurchase of the Notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to the date of repurchase.
The notes are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s other existing and future senior indebtedness. The notes are effectively subordinated to all of the secured indebtedness, including indebtedness under the Company’s senior credit facility, to the extent of the value of the Company’s assets collateralizing such indebtedness and any liabilities of the Company’s subsidiaries.

The Notes and shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”), issuable in certain circumstances upon the conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of December 6, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to (i) file a shelf registration statement with respect to the resale of the Notes and the Common Stock issuable upon conversion of the Notes within 120 days after the closing of the offering of the Notes and (ii) use its reasonable best efforts to cause to become effective within 240 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the Common Stock issuable upon conversion of the Notes. The Company will use its reasonable best efforts to keep the shelf registration statement effective until the securities covered by the shelf registration statement (i) have been sold pursuant to the registration statement or (ii) are eligible to be sold under Rule 144(k) under the Securities Act, assuming for this purpose that the holders of such securities are not the Companies affiliates. The Company will be required to pay liquidated damages, subject to some limitations, to the holders of the Notes if the Company fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 6, 2006, the Company issued $125 million aggregate principal amount of 3.25% Convertible Senior Notes due 2026 (the “Notes”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
On December 6, 2006, the Company completed the sale of $125 million of our 3.25% Convertible Senior Notes. The initial purchaser of the Notes received an aggregate discount of $3,750,000. The offer and sale of the Company’s 3.25% Convertible Senior Notes to the initial purchasers was not registered under the Securities Act of 1933 in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.
Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: December 6, 2006